Exhibit 3.85

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NETWORK TELEPHONE CORPORATION

Pursuant to Section 607.1007 of the Florida Business Corporation Act, Network Telephone Corporation (the “Corporation”) hereby amends and restates its Articles of Incorporation, as they may have been previously amended or restated, as set forth below:

Article I - Name, Office, and Registered Agent

The name of this corporation is Network Telephone Corporation, formerly known as Network Telephone, Inc., a Florida corporation, originally filed on October 22, 1997 and assigned charter number P97000091365. The principal business office, principal place of business, and mailing address is 815 S. Palafox Place, Pensacola, Florida 32501. The registered agent and office of the Corporation is Daniel R. Lozier, 125 W. Romana Street, Suite 224, Pensacola, Florida 32501.

Article II - Purpose

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the Florida Business Corporation Act as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the Florida Business Corporation Act, by any other law, or by these Articles, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion, or attainment of the purposes of the Corporation.

Article III - Share Structure

The Corporation is authorized to issue one hundred (100) shares of Common Stock at a par value of $.01 per share. Each share shall be entitled to one (1) vote.

Article IV - Duration

The Corporation shall have perpetual existence.

Article V - Board of Directors

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers conferred under the laws of the state of Florida.

The number of directors shall be determined in accordance with the Bylaws of the Corporation. The election of directors of the Corporation may, but need not, be by ballot.

Article VI - Liability of Directors

To the fullest extent permitted by the Florida Business Corporation Act, as the same now exists or may hereafter be amended in a manner more favorable to officers or directors, an officer or director of the Corporation shall not be personally liable to the Corporation, its stockholders, or any other person for monetary damages for breach of fiduciary duty as an officer or a director. If the law of the state of Florida is amended after the filing of these Articles to authorize corporate action further limiting or eliminating the personal liability of officers or directors of the Corporation, then the liability of the officers or directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the law of the state of Florida, as so amended from time to time. Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of these Articles of Incorporation, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.

Article VII - Indemnification

(a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys’ fees), in the manner and to the fullest extent permitted by law, to any officer or director of the Corporation (or the estate of any such person) who was or is a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan (an “indemnitee”), if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement to the fullest extent permitted by law, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(b) Notwithstanding any provision of this Article VII to the contrary, the Corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(c) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation’s Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, with respect to any matter occurring, or any action or proceeding accruing or arising or that, but for this Articles VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

Article VIII - Bylaws

The Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

Article IX - Corporate Books

The books of the Corporation may be kept (subject to any provision of law) outside the state of Florida at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Article X - Stockholder Proposals

Advance notice of new business to be brought before any meeting of the Stockholders and Stockholder nominations for the election of Directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

Article XI - Amendment

These Articles of Incorporation may be amended in the manner provided by law.

IN WITNESS WHEREOF, I subscribe my name this 1st day of Feb. 2000.

ATTEST:

/s/ JOHNNY MATHEWS	/s/ RAY D. RUSSENBERGER
JOHNNY MATHEWS, Secretary	RAY D. RUSSENBERGER, President

STATE OF FLORIDA

COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 1st of Feb. 2000, by Ray D. Russenberger, as President of the Corporation, who is personally known to me or who has produced a driver’s license as identification and has not taken an oath.

NOTARY PUBLIC
Commission No.
My Commission Expires:

ACCEPTANCE OF DESIGNATION AS RESIDENT AGENT

I, the undersigned, being the person named as the Registered Agent of NETWORK TELEPHONE CORPORATION, a Florida corporation, hereby certify that I am familiar with the obligations provided for in Florida Statutes Chapter 607.0505 and hereby accept the appointment of Registered Agent and hereby accept said obligations.

DATED: Feb. 1, 2000

/s/ DANIEL R. LOZIER
DANIEL R. LOZIER

STATE OF FLORIDA

COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 1st day of Feb. 2000, by Daniel R. Lozier, who is personally known to me or who has produced a driver’s license as identification and has not taken an oath.

NOTARY PUBLIC
Commission No.
My Commission Expires:

CERTIFICATE

The undersigned Secretary of Network Telephone Corporation does hereby certify that the foregoing Amended and Restated Articles of Incorporation of Network Telephone Corporation were adopted and unanimously approved by the Shareholders of said corporation on Feb. 1, 2000, by written consent in lieu of meeting.

IN WITNESS WHEREOF, I subscribe my name this 1st day of February, 2000.

/s/ JOHNNY MATTHEWS
JOHNNY MATTHEWS, Secretary

STATE OF FLORIDA

COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 1st day of February, 2000, by Johnny Matthews, as Secretary of the Corporation, who is personally known to me or who has produced a driver’s license as identification and has not taken an oath.

NOTARY PUBLIC
Commission No.
My Commission Expires: